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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of Earliest Event Reported): September 9, 2003
                                                        -----------------

                  Physician Healthcare Plan of New Jersey, Inc.
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             (Exact Name of Registrant as Specified in its Charter)

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
          New Jersey                        000-22719                                        22-3273637
          ----------                        ---------                              -----------------------------
 (State of Incorporation)         (Commission File Number)                       (I.R.S. Employer Identification No.)





                                  c/o Claims Administrator
                                  P.O. Box 4218
                                  Portland, OR                                               97208-4218
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                                  (Address of Principal Executive Offices)                  (Zip Code)

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        Registrant's Telephone Number, Including Area Code: 201-788-1588
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       c/o The Pace Group, Inc., 202 Courtney Lane, McKinney, Texas 75071
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          (Former name or former address, if changed since last report)
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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

      On September 9, 2003, the Company made a liquidating distribution of $860 per share to all shareholders who provided the Company's distribution agent with evidence of share ownership by September 4, 2003 (i.e., the return of a physical stock certificate or an affidavit of lost stock certificate). Shareholders of the Company who did not provide the Company's distribution agent with evidence of share ownership by September 4, 2003 may still do so and, upon providing such evidence, will receive the $860 liquidating distribution. However, on or about September 9, 2004, shareholders who have not provided evidence of share ownership will be presumed to have abandoned any right to the liquidating distribution, and the distribution amount that would have been payable to such shareholders will be subject to escheatment to the State of New Jersey in accordance with applicable New Jersey law.

      This report includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's current expectations and beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in business and/or regulatory factors.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PHYSICIAN HEALTHCARE PLAN
                                        OF NEW JERSEY, INC.

Date:  September 15, 2003               By:   /s/ Joseph D. Billotti
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                                        Joseph D. Billotti, M.D., Chairman